AGREEMENT FOR ESCROW OF SHARE CERTIFCATES

This Agreement is dated 27 day of February 2001.


EDWARD WHITE, having a residence at Suite 416-5
K de K Court, New Westminster, B.C.  V3M 6B6

(the "Purchaser")

AND:

BRAINTECH, INC. having an office at 113 - 980
West 1st Street, North Vancouver, B.C.  V7P 3N4

(the "Company")

AND:

GRANT SUTHERLAND having an office at Suite 1600
- 777 Dunsmuir Street, Vancouver, B.C. V7Y 1K4

("Chairman")

WHEREAS:

A. The Purchaser has executed a subscription agreement dated February 12, 2001, (the "Subscription Agreement") to purchase 666,667 shares of the common stock of the Company (the "Shares"), a corporation organized under the laws of the State of Nevada, at a price of $0.15 (U.S.) per Share, for an aggregate purchase price of $100,000 (U.S.);

B. In addition to the Shares, the Purchaser is also entitled to receive one share purchase warrant for each two Shares purchased. Each share purchase warrant entitles the Purchaser to purchase one additional Share at a price of $0.20 (U.S.) per share for a period of one year.
Accordingly, the Purchaser may purchase an additional
333,334 shares of the Company (the "Share Purchase
Warrants"); and

C.  In accordance with section 78.211 of the Nevada Revised
Statutes Private Corporations Act, the Company has agreed to accept a promissory note from the Purchaser in the amount of U.S.$100,000 without interest (the "Note") as full payment of the purchase price of the Shares on the condition that the Company shall retain title to the Shares sold until payment of the Note by the Purchaser to the Company.

IT IS THEREFORE AGREED:

1. Pursuant to the terms and conditions agreed to in the Subscription Agreement and the Note, the Company shall sell to the Purchaser and the Purchaser shall purchase from the Company the Shares at U.S. $0.15 per share for an aggregate cost of U.S. $100,000.

2.  The Company shall direct. Colonial Stock Transfer Company,
Inc. to prepare and deliver to the Company the share certificate representing the Shares in the name of the Purchaser (the "Share Certificate") and, following receipt of the share certificate from Colonial Stock Transfer
Company, Inc., the Company shall prepare the warrant certificate representing the Share Purchase Warrants in the name of the Purchaser (the "Warrant Certificate").

3. Subject to completion of section 2 above, the Company shall deliver the Share Certificate and the Warrant Certificate to the Chairman, who shall hold the said Shares and the Share Purchase Warrants for delivery to the Purchaser upon payment in full of the Note by the Purchaser.

4. The Company shall notify the Chairman when the Note is paid in full and at such time, the Chairman shall deliver the Share Certificate and the Warrant Certificate held by him to the Purchaser, and all obligations between the Company, the Purchaser and the Chairman shall then cease.

5. In the event the Purchaser defaults in the payment of the Note, the Company shall notify the Chairman who shall return the Share Certificate and the Warrant Certificate to the Company for cancellation. All obligations between the Company, the Purchaser and the Chairman shall cease on the date the Purchaser defaults on the Note.

6. The parties agree that as long as the Chairman holds the Share Certificate representing the Shares and until the Purchaser defaults on the payment of the Shares, the Company shall be the owner of the Shares and shall have all rights and privileges that attach to the ownership of the Shares. However, unless and until the Purchaser defaults on the payment of the Shares, the Purchaser shall be entitled to vote such Shares for all purposes and the Company and the Chairman shall execute and deliver to the Purchaser such proxies and authorizations as are reasonably required to confirm the voting rights of the Purchaser during this period.

7. The parties agree that as long as the Chairman holds the Warrant Certificate representing the Share Purchase Warrants and until the Company receives payment in full of the Note by the Purchaser, the Purchaser shall have no rights or privileges that attach to the ownership of the Share Purchase Warrants.

8. This Agreement shall be governed by and construed in accordance with the laws of the Province of British
Columbia.

9. This Agreement shall be binding upon and shall enure to the benefit of the parties, their heirs, successors and assigns.
The parties have executed this Agreement as of the date first written above.

BrainTech, Inc.

  "signed"


Edward White

  "signed"

Grant Sutherland

  "signed"



                            PROMISSORY NOTE


February 27, 2001                       Amount $100,000 (U.S.)

FOR VALUE RECEIVED Edward White, of, Suite 416-5 K de K Court,
New Westminster, BC V3M 6B6, promises to pay to the order of Braintech, Inc., of 113 - 980 West 1st Street, North Vancouver, BC V7P 3N4, ON DEMAND at the offices of Sutherland Johnston, of
Suite 1600 - 777 Dunsmuir Street, Vancouver, B.C. V7Y 1K4, the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000) in the lawful money of the United States of America without interest.

This Promissory Note and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of Canada.

Presentment, protest, notice of protest and notice of dishonour are hereby waived.



EDWARD WHITE

"signed"